EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Gregory C. Talbott the Senior Executive Vice President, Chief Operating Officer/Chief Financial Officer and Treasurer of PFF Bancorp, Inc. (the “Company”) do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

A)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o (d)) and

B)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

February 8, 2008	/s/ Gregory C. Talbott
Dated	Gregory C. Talbott
Senior Executive Vice President, Chief Operating Officer/Chief Financial Officer and Treasurer (Principal Financial Officer)